EXHIBIT 3.6
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                                  SCHEDULE "B"

                                    ARTICLES

                                       OF

                                 LIGNUM LIMITED


PART 1 - INTERPRETATION

1.1      In these articles, unless the context otherwise requires,

         (a) "directors" means the directors of the Company for the time being;

         (b) "Company Act" means the COMPANY ACT of the Province of British Columbia from time to time in force and all amendments thereto;

         (c) "register" means the register of members to be kept pursuant to the Company Act;

         (d) "registered address" of a member means his address as recorded in the register;

         (e) "registered address" of a director means his address as recorded in the Company's register of directors to be kept pursuant to the Company Act.

1.2 Words importing the singular include the plural and vice versa; and words importing a male person include a female person and a corporation.

1.3 The definitions in the Company Act on the date these articles become effective shall, with the necessary changes and so far as are applicable, apply to these articles.


PART 2 - SHARES

2.1 Before allotting any shares the directors shall first offer those shares pro rata to the members; but if there are classes of shares, the directors shall first offer the shares to be allotted pro rata to the members holding shares of the class proposed to be allotted, and if any shares remain, the directors shall then offer the remaining shares pro rata to the other members. The offer shall be made by notice specifying the number of shares offered and limiting a time for acceptance. After the expiration of the time for acceptance or on receipt of written confirmation from the person to whom the offer is made that he declines to accept the offer, and if there are no other members holding shares who should first receive an offer, the directors may for three months thereafter offer the shares to such persons and in such manner as they think most beneficial to the Company; but the offer to those persons shall not be at a price less than or on terms more favourable than the offer to the members.

2.2 Every share certificate issued by the Company shall be in such form as the directors approve and shall comply with the Company Act.

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2.3      If any share certificate is worn out or defaced, the, upon production of that certificate to the directors, they may order the same to be cancelled and may issue a new certificate in place of that certificate; and if any share certificate is lost or destroyed, then upon proof of the loss or destruction to the satisfaction of the directors, upon paying the Company the fee prescribed in
Article 18.1, and upon giving such indemnity as the directors deem adequate, a new certificate in place of the lost or destroyed certificate shall be issued to the party entitled to it.

2.4 A share certificate registered in the names of two or more persons shall be delivered to the person first named on the register.


PART 3 - TRANSFER OF SHARES

3.1 The instrument of transfer of any share shall be in writing in the following form or in any usual or common form or any other form that the directors may approve:

         I/we,                                  in consideration of $
         paid to me/us by                  of                (the "transferee"),
         hereby transfer to the transferee (number and class, if any) shares in (name of Company) to hold unto the transferee, his executors, administrators, and assigns, subject to the several conditions on which I/we held the same at the time of the execution of this assignment; and the transferee, by acceptance of this assignment, agrees to take those shares subject to those conditions.

         Signed the                 day of                    , 19   .

                                                    (Signature of transferor(s))

         Witness to the signature of the transferor(s):

If the directors so require, each instrument of transfer shall be in respect of only one class of shares.

3.2 Every instrument of transfer shall be executed by the transferor and left at the registered office of the Company or of its transfer agent or registrar for registration, together with the share certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent or registrar may require to prove the title of the transfer or his right to transfer the shares. All instruments of transfer which are registered shall be retained by the Company or its transfer agent or registrar, but any instrument of transfer that the directors decline to register shall be returned to the person depositing the same, together with the share certificate which accompanied the same when tendered for registration. The transferor shall remain the holder of the share until the name of the transferee is entered on the register in respect of that share.

3.3 The signature of the registered owner of any shares or of his duly authorized attorney upon the form of transfer constitutes an authority to the Company to register the shares specified in the form of transfer in the name of the person named in that form as transferee or, if no person is so named, then in any name designated in writing by the person depositing the share certificate and the form of transfer with the Company or its agents.

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3.4      Neither the Company nor any director, officer, or agent is bound in inquire into the title of the transferee of those shares to be transferred or is liable to the registered or any intermediate owner of those shares, for registering the transfer.


PART 4 - TRANSMISSION OF SHARES

4.1 In case of the death of a member the legal personal representative of the deceased shall be the only person recognized by the Company as having any title to or interest in the shares registered in the name of the deceased. Before recognizing any legal personal representative, the directors may require him to take out a grant of probate or letters of administration in British Columbia.

4.2 Any person who becomes entitled to a share as a result of the death or bankruptcy of any member upon producing the evidence required by section 63 of the Company Act, or who becomes entitled to a share as a result of an order of a court of competent jurisdiction or a statue, upon producing such evidence as the directors think sufficient that he is so entitled, may be registered as holder of the share or may transfer the share.


PART 5 - ALTERATION OF CAPITAL AND SHARES

5.1 Except as otherwise provided by conditions imposed at the time of creation of any new shares or by these articles, any addition to the authorized capital resulting from the creation of new shares shall be subject to the provisions of these articles.


PART 6 - BORROWING POWERS

6.1 The directors may from time to time at their discretion authorize the Company to borrow any sum of money for the purposes of the Company and may raise or secure the repayment of that sum in such manner and upon such terms and conditions, in all respects, as they think fit, and in particular, and without limiting the generality of the foregoing, by the issue of bonds or debentures, or any mortgage or charge, whether specific or floating, or other security on the undertaking or the whole or any part of the property of the Company, both present and future.

6.2 The directors may make any debentures, bonds or other debt obligations issued by the Company, by their terms, assignable free from any equities between the Company and the person to whom they may be issued, or any other person who lawfully acquires the same by assignment, purchase, or otherwise, howsoever.

6.3 The directors may authorize the issue of any debentures, bonds, or other debt obligations of the Company at a discount, premium or otherwise, and with special or other rights or privileges as to redemption, surrender, drawings, allotment of, or conversion into shares, attending at general meetings of the Company, and otherwise as the directors may determine at or before the time of issue.


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PART 7 - GENERAL MEETINGS

7.1 The general meetings of the Company shall be held at such time and place, in accordance with the Company Act, as the directors appoint.

7.2 Every general meeting, other than an annual general meeting, shall be called an extraordinary general meeting.

7.3 The directors may, whenever they think fit, convene an extraordinary general meeting.

7.4 Notice of a general meeting shall specify the place, the day, and the hour of meeting, and, in the case of special business, the general nature of that business. The accidental omission to give notice of any meeting to, or the non-receipt of any notice by, any of the members entitled to receive notice shall not invalidate any proceedings at that meeting.

7.5 If any special business includes the presenting, considering, approving, ratifying, or authorizing the execution of any document, then the portion of any notice relating to that document is sufficient if it states that copy of the document or proposed document is or will be available for inspection by members at an office of the Company in the Province of British Columbia or at one or more designated places in the Province during business hours on any specified or unspecified working day or days prior to the date of the meeting.


PART 8 - PROCEEDINGS AT GENERAL MEETINGS

8.1 The following business at a general meeting shall be deemed to be special business:

         (a)      All business at an extraordinary general meeting;

         (b) All business that is transacted at an annual general meeting, with the exception of the consideration of the financial statements and the report of the directors and auditors, the election of directors, the appointment of the auditors and such other business as, under these articles, ought to be transacted at an annual general meeting, or any business which is brought under consideration by the report of the directors issued with the notice convening the meeting.

8.2 No business, other than the election of a chairman and adjournment or termination of the meeting, shall be conducted at any general meeting at any time when a quorum is not present. If at any time during a general meeting there ceases to be a quorum present, any business then in progress shall be suspended until there is a quorum present or until the meeting is adjourned or terminated, as the case may be.

8.3 If within a half an hour from the time appointed for a general meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be terminated; but in any other case, it shall stand adjourned to the same day in the next week, at the same time and place, and if, at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present shall be a quorum.

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8.4      Subject to Article 8.5, the president of the Company, or in his absence, one of the directors present, shall preside as chairman of every general meeting.

8.5 If at any general meeting there is no president or director present within fifteen minutes after the time appointed for holding the meeting or if the president and all the directors present are unwilling to act as chairman, the members present shall choose some one of their number to be chairman.

8.6 The chairman of a general meeting may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given as in the case of the original meeting. Except as aforesaid, it is not necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

8.7 No resolution proposed at a meeting need be seconded, and the chairman of any meeting is entitled to move or propose a resolution.

8.8 In case of an equality of votes the chairman shall not, either on a show of hands or on a poll, have a casting vote or votes to which he may be entitled as a member.

8.9 In the case of any dispute as to the admission or rejection of a vote, the chairman shall determine the same, and his determination made in good faith is final and conclusive.

8.10 A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

8.11 Subject to the provisions of Article 8.12, if a poll is duly demanded, it shall be taken in such manner and at such time, within seven days after the date of the meeting, and place as the chairman of the meeting directs. The result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded. A demand for a poll may be withdrawn.

8.12 A poll demanded on a question of adjournment shall be taken at the meeting without adjournment.

8.13 The demand for a poll shall not, unless the chairman so rules, prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.


PART 9 - VOTES OF MEMBERS

9.1 Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person has one vote, and on a poll every member, present in person or by proxy, has one vote for each share he holds.

9.2 Any person who is not registered as a member, but is entitled to vote at any general meeting in respect of a share, may vote the share in the same manner as if he were a member;

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but, unless the directors have previously admitted his right to vote at that meeting in respect of the share, he shall satisfy the directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.

9.3 Where there are joint members registered in respect of any shares, any one of the joint members may vote at any meeting, either personally or by proxy, in respect of the share as if he were solely entitled to it. If more than one of the joint members is present at any meeting, personally or by proxy, the joint member present whose name stands first on the register in respect of the share shall alone be entitled to vote in respect of that share. Several executors or administrators of a deceased member in whose sole name any share stands shall, for the purposes of this article, be deemed joint members.

9.4 Subject to section 183 of the Company Act, a corporation which is a member may vote by its duly authorized representative who is entitled to speak and vote either in person or by proxy, and in all other respects exercise the rights of a member, and that representative shall be reckoned as a member for all purposes in connection with any meeting of the Company.

9.5 A member for whom a committee has been duly appointed may vote, whether on a show of hands or on a poll, by his committee, and that committee may appoint a proxyholder.

9.6 Unless the directors otherwise determine, the instrument appointing a proxyholder and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof shall be deposited at a place specified for that purpose in the notice convening the meeting not less than forty-eight hours before the time for holding the meeting at which the proxyholder proposes to vote, or shall be deposited with the chairman of the meeting prior to the commencement of the meeting.

9.7 A vote given in accordance with the terms or an instrument of proxy is valid notwithstanding the previous death or incapability of the member or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided no intimation in writing of the death, incapability, revocation, or transfer has been received at the registered office of the Company or by the chairman of the meeting or adjourned meeting before the vote is given.

9.8 Unless, in the circumstances, the Company Act requires any other form of proxy, an instrument appointing a proxyholder, whether for a specified meeting or otherwise, shall be in the form following, or in any other form that the directors shall approve:

                                             (Name of Company)

         The undersigned hereby appoints                   , of
         (or failing him                  , of                       ), as proxy
         for the undersigned at the general meeting of the Company to be held on the
                  day of                    , 19   , and at any adjournment of
         that meeting.

         Signed this                day of                    , 19   .

                                                           (Signature of Member)

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PART 10. - DIRECTORS

10.1 The directors may exercise all such powers and do all such acts and things as the Company may exercise and do, and which are not by these articles or by statute or otherwise lawfully directed or required to be exercised or done by the Company in general meeting, but subject, nevertheless, to the provisions of all laws affecting the Company and of these articles and to any rules, not being inconsistent with these articles, which are made from time to time by the Company in general meeting; but no rule made by the Company in general meeting shall invalidate any prior act of the directors that would have been valid if that rule had not been made.

10.2 The number of directors shall be not less than one and not more than ten unless otherwise determined by ordinary resolution.

10.3     A director is not required to have any share qualifications.


PART 11 - RETIREMENT AND ELECTION OF DIRECTORS

11.1 At the first annual general meeting, and at every succeeding annual general meeting, all the directors shall retire from office, but are eligible for re-election. At every annual general meeting the members shall fill up the vacated offices by electing a like number of directors and, whenever the number of retiring directors is less than the maximum number for the time being required by or determined pursuant to Article 10.2, they may also elect such further number of directors, if any, as the Company then determines, but the total number of directors elected shall not exceed that maximum.

11.2 If, at any general meeting ag which an election of directors ought to take place, the places of the retiring directors are not filled up, such of the retiring directors shall, if willing, continue in office until further new directors are elected either at an extraordinary general meeting specially convened for that purpose or at the annual general meeting in the next or some subsequent year, unless it is determined to reduce the number of directors.

11.3 If the Company removes any director before the expiration of his period of office and appoints another person in his stead, the person so appointed shall hold office only during such time as the director in whose place he is appointed would have held the office if he had not been removed.

11.4 The directors have power at any time and from time to time to appoint any person as a director to fill a casual vacancy in the directors. Any director so appointed holds office only until the conclusion of the next following annual general meeting of the Company, but is eligible for re-election at that meeting.


PART 12. - PROCEEDINGS OF DIRECTORS

12.1 The directors may meet together at such places as they think fit for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings, as they see fit. The

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directors may from time to time fix the quorum necessary for the transaction of business and unless so fixed the quorum shall be a majority of the directors then in office. The president of the Company shall be chairman of all meetings of the directors, but if at any meeting the president is not present within thirty minutes after the time appointed for holding the meeting, the directors present may choose some one of their number to be the chairman at that meeting. A director may at any time, and the secretary shall, upon the request of a director, convene a meeting of the directors.

12.2 The directors, or any committee of directors, may take any action required or permitted to be taken by them and may exercise all or any of the authorities, powers, and discretions for the time being vested in or exercisable by them by resolution either passed at a meeting at which a quorum is present or consented to in writing under section 149 of the Company Act.

12.3 The directors may delegate any, but not all, of their powers to committees consisting of such director or directors as they think fit. Any committee so formed in the exercise of the powers so delegated shall conform to any rules that may from time to time be imposed on it by the directors, and shall report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held next after it has been done.

12.4 A committee may elect a chairman of its meetings; if no chairman is elected, or if at any meeting the chairman is not present within thirty minutes after the time appointed for holding the meeting, the directors present who are members of the committee may choose one of their number to be chairman of the meeting.

12.5 The members of a committee may meet and adjourn as they think proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in case of an equality of votes the chairman shall have a second or casting vote.

12.6 For the first meeting of the directors to be held immediately following the appointment or election of a director or directors at an annual or other general meeting of shareholders, or for a meeting of the directors at which a director is appointed to fill a vacancy in the directors, it is not necessary to give notice of the meeting to the newly elected or appointed director or directors for the meeting to be duly constituted, provided that a quorum of the directors is present.

12.7 Any director of the Company who may be absent temporarily from the Province of British Columbia may file, at the registered office of the Company, a waiver of notice which may be by letter, telegram, telex, or cable, of any meeting of the directors and may, at any time, withdraw the waiver, and until the waiver is withdrawn, no notice of meetings of directors shall be sent to that director; and any and all meetings of the directors of the Company, notice of which has not been given to that director, shall, provided a quorum of the directors is present, be valid and effective.

12.8 Questions arising at any meeting of the directors shall be decided by a majority of votes. In case of an equality of votes the chairman has a second or casting vote.

12.9 No resolution proposed at a meeting of directors need be seconded, and the chairman of any meeting is entitled to move or propose a resolution.

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PART 13 - OFFICERS

13.1 All appointments of officers shall be made at such remuneration, whether by way of salary, fee, commission, participation in profits, or otherwise as the directors think fit.


PART 14 - EXECUTION OF INSTRUMENTS

14.1 The directors may provide a common seal for the Company and for its use and they shall have power from time to time to destroy the same and substitute a new seal in place of the seal destroyed.

14.2 Subject to the provisions of the Company Act, the directors may provide for use in any other province, state, territory, or country an official seal, which shall be a facsimile of the common seal of the Company, with the addition on its face of the name of the province, state, territory or country where it is to be used.

14.3 The seal of the Company may be affixed to any instrument in the presence of (a) the President or Secretary or any one director or (b) the one or more persons prescribed by a directors resolution or by an ordinary resolution.


PART 15 - DIVIDENDS

15.1 The directors may declare dividends and fix the date of record therefor and the date for payment thereof.

15.2 Subject to the terms of shares with special rights or restrictions, all dividends shall be declared according to the number of shares held.

15.3 Dividends may be declared to be payable out of the profits of the Company. No dividend shall bear interest against the Company.

15.4 A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid-up shares, bonds, debentures, or other debt obligations of the Company, or in any one or more of those ways, and, where any difficulty arises in regard to the distribution, the directors may settle the same as they think expedient, and in particular may fix the value for distribution of specific assets, and may determine that cash payments shall be made to a member on the basis of the value so fixed in place of fractional shares, bonds, debentures, or other debt obligations in order to adjust the rights of all parties, and may vest any of those specific assets in trustees upon such trusts for the persons entitled as may seem expedient to the directors.

15.5 Any dividend or other moneys payable in cash in respect of a share may be paid by cheque sent through the post to the member in a prepaid letter, envelope, or wrapper addressed to the member at his registered address, or to such person and to such address as the member or joint members, as the case may be, in writing direct. Any one or two or more joint members may give effectual receipts for any dividend or other moneys payable or assets distributable in respect of a share held by them.

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15.6     No notice of the declaration of a dividend need be given to any member.

15.7 The directors may, before declaring any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which the profits of the Company may be property applied, and pending that application may, at the like discretion, either be employed in the business of the Company or be invested in such investments, other than shares of the Company, as the directors may from time to time think fit.


PART 16 - ACCOUNTS

16.1 The directors shall cause records and books of accounts to be kept as necessary to record properly the financial affairs and conditions of the Company and to comply with the provisions of statutes applicable to the Company.

PART 17 - NOTICES

17.1 A notice may be given to any member or director, either personally or by sending it by post to him in a prepaid letter, envelope or wrapper addressed to the member or director at his registered address.

17.2 A notice may be given by the Company to joint members in respect of a share registered in their names by giving the notice to the joint member first named in the register of members in respect of that share.

17.3 A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter, envelope or wrapper addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or, until that address has been so supplied, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

17.4 Any notice or document sent by post to, or left at, the registered address of, any member, shall, notwithstanding that member is then deceased, and whether or not the Company has notice of his death, be deemed to have been duly served in respect of any registered shares, whether held solely or jointly with other persons by that deceased member, until some other person is registered in his stead as the member or joint member in respect of those shares, and that service shall for all purposes of these articles be deemed sufficient service of such notice or document on his personal representatives and all persons, if any, jointly interested with him in those shares.

17.5 Any notice sent by post shall be deemed to have been served on the second day following that on which the letter, envelope or wrapper containing the same is posted, and in proving service it is sufficient to prove that the letter, envelope, or wrapper containing the notice was properly addressed and put in a Canadian Government post office, postage prepaid.

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17.6     Notice of every general meeting shall be given in any manner hereinbefore authorized to

         (a) every member holding a share or shares carrying the right to vote at such meetings on the record date or, if no record date was established by the directors, on the date of the meeting;

         (b) every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a member where the member but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person is entitled to receive notices of general meetings.


PART 18 - FEES

18.1     The Company shall charge the following fees:

         (a) To issue a new certificate in exchange for a defaced or worn out certificate or to replace a lost or destroyed certificate under section 54 of the Company Act, per new certificate..............................................$1.00

         (b) To issue new certificates in exchange for an existing certificate under section 48 of the Company Act, per new certificate .............................................$1.00


PART 19 - TRANSFER OF SHARES

19.1     The number of members is limited to fifteen.

19.2 No shares or debt obligation issued by the Company shall be offered for sale to the public.

19.3 No share or shares shall be transferred without the previous consent of the directors expressed by a resolution of the board and the directors shall not be required to give any reason for refusing to consent to any such proposed transfer.


PART 20 - QUORUM

20.1 Except when the Company has but one member the quorum for the transaction of business at a general meeting shall be at least two persons holding or representing by proxy more than half the issued shares which carry the right to vote at general meetings.